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                                                                   Exhibit 23(b)

                       CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 10, 2004 relating to the financial statements of AptarGroup, Inc., which appears in the AptarGroup Inc. Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the incorporation by reference of our report dated February 10, 2004 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.

/s/ Pricewaterhouse Coopers LLP
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PricewaterhouseCoopers LLP
May 24, 2004